Exhibit 10.12

INTERLINE BRANDS, INC.

2012 STOCK OPTION PLAN

PERFORMANCE-VESTING

NONQUALIFIED STOCK OPTION AGREEMENT

THIS PERFORMANCE-VESTING NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”), effective as of the date of grant set forth on the signature page hereto (the “Date of Grant”), is between Interline Brands, Inc., a Delaware corporation (the “Company”), and the individual whose name is set forth on the signature page hereto (the “Optionee”).

W I T N E S S E T H:

1.                                      Grant of Option.

(a)                                 The Option.  The Company hereby grants to the Optionee an option (the “Option”) to purchase all or any part of an aggregate of such number of shares of Common Stock as is set forth on the signature page hereto (subject to adjustment as provided in Section 9 of the Interline Brands, Inc. 2012 Stock Option Plan (the “Plan”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.  This Option is not intended to be treated as an “incentive stock option,” as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended.

(b)                                 Incorporation by Reference, Etc.  The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

2.                                      Terms and Conditions.

(a)                                 Purchase Price.  The price at which the Optionee shall be entitled to purchase shares of Common Stock upon the exercise of all or any portion of this Option shall be the price per share of Common Stock set forth on the signature page hereto (subject to adjustment as provided in Section 9 of the Plan).  Shares of Common Stock acquired upon the exercise of the Option shall hereinafter be referred to as “Option Shares.”

(b)                                 Expiration Date.  The Option shall expire at 11:59 p.m. Eastern Standard Time on the tenth anniversary of the Date of Grant (the “Expiration Date”); provided, however, that the Option may be earlier terminated as provided in Section 2(f), Section 4 or Section 5 of this Agreement.

(c)                                  Exercisability of Option.  Subject to the earlier termination or cancellation of the Option as set forth herein or in the Plan, the Option shall become vested and exercisable with respect to twenty percent (20%) of the aggregate number of the Option Shares upon the achievement of 95% of the annual EBITDA target attached hereto in Exhibit A (the “EBITDA Target”) applicable to the Company’s 2012, 2013, 2014, 2015 and 2016 fiscal years, as the case may be (each, an “Annual Performance Period”), such vesting to occur for any such Annual Performance Period, if at all, on the date that the Company’s audited financial statements for the applicable Annual Performance Period are presented to the Board, which presentation shall be as prompt as reasonably practicable after the end of the Company’s fiscal year (the “Performance Determination Date”), and only if the Optionee has not Terminated prior to the end of the Annual Performance Period to which such financial statements relate.  Subject to clause (i) below of this Section 2(c), if the EBITDA Target is not achieved for an Annual Performance Period, no portion of the Option eligible to vest for that Annual Performance Period shall become vested and exercisable.

(i)                                     If the EBITDA Target is exceeded for an Annual Performance Period, the amount of the excess of actual EBITDA over the EBITDA Target (the “EBITDA Excess”) shall be credited to the earliest prior Annual Performance Period for which Option Shares did not vest due to the failure to achieve the EBITDA Target (the “Earliest Prior Period”).  If, after adding the EBITDA Excess to the actual EBITDA attained for the Earliest Prior Period, the EBITDA Target for the Earliest Prior Period would be achieved, then the Option Shares attributable to the Earliest Prior Period shall vest and become exercisable at that time. In such case only the portion of the EBITDA Excess necessary to achieve the Annual EBITDA Target for the Earliest Prior Period shall be applied to the Earliest Prior Period and any remaining portion shall be applied, if applicable, to an Annual Performance Period subsequent to the Earliest Prior Period, but prior to the Annual Performance Period of actual achievement, in which Option Shares did not vest due to the failure to achieve the EBITDA Target.  For the avoidance of doubt, once a portion of EBITDA Excess has been applied to any prior Annual Performance Period, it shall not be eligible to be applied to any other Annual Performance Period.

(ii)                                  The Committee shall determine in good faith whether the EBITDA Target for an Annual Performance Period has been attained.  The Committee shall, in consultation with the Chief Executive Officer of the Company, adjust the EBITDA Targets to account for acquisitions and dispositions by adding or subtracting, as applicable, the applicable portion of LTM EBITDA for any disposed or acquired business during the applicable vesting period.

(iii)                               Subject to the last sentence of this Section 2(c)(iii), upon the occurrence of a Change in Control prior to the end of any of the Annual Performance Periods, a percentage of then-unvested Option Shares (i.e., Option Shares attributable to any Annual Performance Period that has not ended as of the date of the Change in Control and any Option Shares attributable to any Annual Performance Period that has ended prior to the date of the Change in Control) shall vest in the same percentage as Option Shares attributable to Annual Performance Periods ending prior to the date of the Change in Control vested based on the attainment (or failure to attain) the Annual EBITDA Targets for such prior Annual Performance Periods.  For example, (A) if a Change in Control occurs during the third Annual Performance Period, and (B) the Optionee had vested in fifty percent (50%) of the Option Shares attributable to Annual Performance Periods ending prior to the Change in Control due to the attainment of the EBITDA Target for the first Annual Performance Period and the failure to attain the EBITDA Target for the second Annual Performance Period, then (C) the Optionee shall vest in fifty percent (50%) of the aggregate number of then-unvested Option Shares eligible to vest (i.e., the then-unvested Option Shares in the second, third, fourth and fifth Annual Performance Periods) upon the occurrence of the Change in Control.  Notwithstanding anything to the contrary in this Section 2(c)(iii), upon the occurrence of a Change in Control on or prior to the first anniversary of the Date of Grant, all then-unvested Option Shares shall in full vest based on target-level attainment of the Annual EBITDA Targets.

(iv)                              Certain Defined Terms.

A.                                    “EBITDA” means earnings before interest, taxes, depreciation and amortization, as calculated in the manner set forth in Exhibit A.

B.                                    “LTM EBITDA” shall mean, as of any date, the EBITDA with respect to the most recently completed four fiscal quarter period prior to such date.

(d)                                 Notice of Exercise.  Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice in such form as the Committee may require from time to time (the “Exercise Notice”), from the Optionee, to the Company; provided, however, that if the Committee determines it is necessary to deliver to the Optionee any documents or other disclosure materials prior to the exercise of the Option by the Optionee, the Committee may require the Optionee to confirm in writing his receipt of such documents or other disclosure materials (which documents shall be delivered by the Company as promptly as reasonably practicable), in which case the Exercise Notice will not be deemed to have been delivered by the Optionee until it has been so confirmed.  The Exercise Notice shall state that the Optionee is electing to exercise the Option, shall set forth the number of shares of Common Stock in respect of which the Option is being exercised (the “Purchased Shares”) and shall be signed by the Optionee or, where applicable, by the Optionee’s beneficiary or legal representative.

(e)                                  Payment of Option Price.  The Option Price shall be payable (i) in cash or its equivalent (e.g., a check), (ii) by the transfer, either actually or by attestation, to the Company of Common Stock that has been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option and that has a Fair Market Value as of the date of exercise equal to the aggregate Option Price in respect of the Purchased Shares or (iii) by a reduction in the number of Purchased Shares to be issued upon such exercise by that number of shares of Common Stock having a fair Market Value on the date of exercise equal to the aggregate Option Price in respect of the Purchased Shares, provided, that, in either case, the Company is not then prohibited from purchasing or acquiring such shares of Common Stock pursuant to the terms of any credit agreement to which the Company or its Affiliates is a party or pursuant to applicable law.

(f)                                   Exercise Upon Termination of Employment.  In the event that the Optionee Terminates, the Option (to the extent then outstanding) shall terminate as follows:

(i)                                     Without Cause or by the Optionee.  If the Company or an Affiliate Terminates the Optionee without Cause (other than due to Disability) or the Optionee resigns for any reason, then (A) the unvested portion of the Option shall expire on the date of Termination; provided, that, the Option Shares attributable to a completed Annual Performance Period with respect to which the Performance Determination Date has not yet occurred shall remain outstanding until the Performance Determination Date and, if the applicable EBITDA Target is determined on such date to have been satisfied, shall be exercisable during the ninety (90) day period immediately following the Performance Determination Date, and shall terminate at the end of such ninety (90) day period without further consideration to the Optionee and (B) the vested portion of the Option as of the date of such Termination shall remain exercisable by the Optionee through the earlier of (x) the Expiration Date or (y) the ninety (90) day period immediately following such Termination, and shall thereafter terminate without further consideration to the Optionee.

(ii)                                  For Cause.  If the Optionee’s employment with the Company or its Affiliates is terminated by the Company or its Affiliates for Cause, then both the unvested and the unexercised vested portions of the Option shall terminate and expire on the date of such Termination without further consideration to the Optionee.

(iii)                               Death or Disability.  If the Optionee is Terminated due to the Optionee’s death or Disability, then (A) the unvested portion of the Option shall expire on the date of Termination; provided, that, the Option Shares attributable to a completed Annual Performance Period with respect to which the Performance Determination Date has not yet occurred shall remain outstanding until the Performance Determination Date and, if the applicable EBITDA Target is determined on such date to have been satisfied, shall be exercisable during the 180-day period immediately following the Performance Determination Date, and shall terminate at the end of such 180-day period without further consideration to the Optionee; and (B) the vested portion of the Option as of the date of such Termination shall remain exercisable by the Optionee (or the Optionee’s estate or beneficiary, as applicable) through the earlier of (x) the Expiration Date or (y) the one hundred eighty (180) day period immediately following such Termination, and shall thereafter terminate without further consideration to the Optionee.

(g)                                  Transferability.  The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  No such permitted transfer of the Option to heirs or legatees of the Optionee shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.  During the Optionee’s lifetime, the Option is exercisable only by the Optionee or Optionee’s legal representative.

(h)                                 Rights as Stockholder.  The Optionee shall not be deemed for any purpose to be the owner of any of the Option Shares subject to this Option unless, until and to the extent that (i) the Option shall have been exercised in accordance with the terms of this Agreement and the Optionee shall have paid the full Option Price for the number of shares of Common Stock in respect of which the Option was exercised and all withholding taxes due, (ii) the Optionee shall have delivered to the Company a fully executed Stockholders Agreement, (iii) the Company shall have issued the shares of Common Stock to the Optionee and (iv) the Optionee’s name shall have been entered as a holder of record on the books of the Company.  Upon the occurrence of all of the foregoing events, the Optionee shall have full ownership rights with respect to such shares of Common Stock, subject to the provisions of the Stockholders Agreement.

3.                                      Withholding Taxes.  As a condition of the exercise of the Option, the Optionee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of the Option and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Optionee, federal, state and local taxes of any kind required by law to withheld upon the exercise of the Option.

4.                                      Prohibited Activities.  In consideration of and as a condition to the grant of the Option, the Optionee agrees to the following covenants:

(a)                                 No Sale or Transfer.  The Optionee shall not sell, transfer, assign, grant a participation in, gift, hypothecate, encumber, mortgage, create any lien, pledge, exchange or otherwise dispose of the Option or any portion thereof other than by the laws of descent or distribution.

(b)                                 Prohibition against Certain Activities.  The Optionee agrees that the Optionee will not at any time disclose or furnish to any other Person or use for the Optionee’s own or any other Person’s account any Confidential or Proprietary Information (other than in the course of the Optionee’s service to the Company or any Affiliate, if the Optionee is an employee or director of, or consultant to the Company or any Affiliate) except for Permitted Disclosures (a “Prohibited Disclosure or Use”).  In addition, the Optionee agrees that the Optionee will not during the time the Optionee provides services to the Company or any of its Subsidiaries as an employee, director or consultant and until the second anniversary of the date of the Optionee’s Termination (the

“Restricted Period”): (A) engage in any Prohibited Solicitation (as defined below), or (B) engage in any Competitive Activity (as defined below).

(c)                                  Return of Property.  All written materials, records, and documents made by the Optionee or coming into the Optionee’s possession during the Optionee’s service with the Company or any Subsidiary concerning any products, processes or equipment, manufactured, used, developed, investigated or considered by the Company or otherwise concerning the business or affairs of the Company (excluding the Optionee’s personal financial information furnished to the Optionee by the Company, such as the Optionee’s compensation records or personal tax information), shall be the sole property of the Company, and upon the Optionee’s Termination, or upon request of the Company prior to the Optionee’s Termination, the Optionee shall promptly deliver same to the Company.  In addition, upon the Optionee’s Termination, or upon request of the Company prior to the Optionee’s Termination, the Optionee will deliver to the Company all other Company property in the Optionee’s possession or under the Optionee’s control, including but not limited to, financial statements, marketing and sales data, patent applications, drawings and other documents, and all Company credit cards, automobiles, computers and cellular telephones.

(d)                                 Right to Terminate Option.  The Optionee understands and agrees that the Company has granted this Option to the Optionee to reward the Optionee for the Optionee’s future efforts and loyalty to the Company and its Affiliates by giving the Optionee the opportunity to participate in the potential future appreciation of the Company.  Accordingly, if the Company commences an action in a court of competent jurisdiction alleging that (i) the Optionee has engaged in any Prohibited Disclosure or Use or breached or violated the Optionee’s obligations relating to the non-disclosure or non-use of confidential or proprietary information under any Restrictive Agreement to which the Optionee is a party, or (ii) the Optionee engaged in any Prohibited Solicitation during the Restricted Period or breached or violated any non-solicitation obligations under any Restrictive Agreement to which the Optionee is a party, or (iii) the Optionee engaged in any Competitive Activity during the Restricted Period or breached or violated any non-competition obligations under any Restrictive Agreement to which the Optionee is a party, then the Option shall remain outstanding but the Optionee may not exercise the Option until there has been a “Final Disposition” (as defined below) with respect to such allegation.  If it is determined as a result of such Final Disposition that a violation described in this Section 4(d) has occurred and the violation has materially damaged the Company, the Option will terminate upon such Final Disposition.  If it is determined as a result of a Final Disposition that a violation described in this Section 4(d) has not occurred or that a violation has occurred but that the Company was not materially damaged as a result thereof, the Option will immediately become exercisable (to the extent otherwise exercisable in accordance with the terms of this Agreement (disregarding the effect of this Section 4(d))) and, in the event that prior to such Final Disposition the Optionee has been Terminated, the Option will remain outstanding and exercisable to the extent such Option would otherwise remain outstanding and exercisable in accordance with the terms of this Agreement (disregarding the effect of this Section 4(d)), with the post-Final Disposition period during which the Option remains outstanding and exercisable no shorter than the post-Termination period during which such Option otherwise would have remained outstanding and exercisable under the terms of this Agreement (disregarding the effect of this Section 4(d)).  “Final Disposition” means that a judgment has been rendered by a court of competent jurisdiction that has become final and non-appealable, that the matter has been dismissed with prejudice or settled by mutual agreement of the parties or that the Company has sought but failed to obtain an injunction.  Any reference to “Affiliate,” “affiliate,” “Affiliated Companies” or such similar term in any non-competition, non-solicitation or confidentiality covenant in any Restrictive Agreement shall not, for purposes of clause (i), (ii) or (iii) above or for purposes of determining whether there has been a breach or violation of any non-competition, non-solicitation or confidentiality covenant in any such Restrictive Agreement, include the GSCP Parties, the P2 Parties or any of their respective Affiliates (other than the Company and its Subsidiaries).

(e)                                  Certain Defined Terms.

(i)                                     “Competing Business” shall mean any business that competes with any business in which the Company or any of its Subsidiaries is engaged at the time of the Optionee’s Termination.

(ii)                                  “Competitive Activity” shall mean, directly or indirectly, (i) owning, managing, operating, joining, controlling, being employed by, or participating in the ownership, management, operation or control of, or holding any position as a shareholder, director, officer, consultant, independent contractor, employee or partner of, spokesman for, or investor in, any Competitor, or (ii) acting as a Competitor in an individual capacity; provided, that, with respect to any Optionee, in no event shall ownership by the Optionee of two percent (2%) or less of the outstanding securities of any class of any issuer whose securities are registered under the Securities Exchange Act of 1934, as amended, standing alone, be considered Competitive Activity, so long as the Optionee does not have, or exercise, any rights to manage or operate the business of such issuer other than rights as a shareholder thereof.

(iii)                               “Competitor” shall mean any Person that is engaged, directly or indirectly, in (or intends or proposes to engage in, or has been organized for the purpose of engaging in) a Competing Business in any market area in which Company or any of its Subsidiaries is engaged in such business at the time of the Optionee’s Termination.

(iv)                              “Confidential or Proprietary Information” shall mean information relating to the affairs of the Company and its Subsidiaries, including, without limitation, technical information, intellectual property, business and marketing plans or proposals, strategies, customer information, software, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Company and its Subsidiaries and other forms of information which are confidential or in the nature of trade secrets (including, without limitation, ideas, research and development, know-how, formulas, technical data, designs, drawings, specifications, customer and supplier lists, and pricing and cost information).  Confidential or Proprietary Information shall not include information that is or becomes generally known to the public or within the relevant trade or industry, other than as a result of a breach by the Optionee of any Restrictive Agreement to which the Optionee is a party or disclosure by a third party who is known by the Optionee to owe the Company an obligation of confidentiality with respect to such information.

(v)                                 “Permitted Disclosures” shall mean the disclosure of Confidential or Proprietary Information (A) made with the prior written consent by the Board, (B) required to be made by law or legal process, or (C) made by the Executive consistent with his duties under applicable law to the Company or any of its Affiliates (including to the Executive’s or the Company’s (or any such Affiliate’s) legal advisers).

(vi)                              “Prohibited Solicitation” shall mean (A) directly or indirectly hiring, contacting, inducing or soliciting (or assisting any Person to hire, contact, induce or solicit) for employment any person who is, or within six (6) months prior to the date of such hiring, contacting, inducing or soliciting was, an employee of the Company or any of its Subsidiaries, or (B) directly or indirectly soliciting (or assisting any Person to solicit) any customer, client, vendor or data supplier of the Company or any of its Subsidiaries, or directly or indirectly interfering with (or assist any Person to interfere with) any material relationship between the Company or any of its Subsidiaries and any of its or their customers, clients or vendors, provided, that in no event shall a general advertisement or solicitation not targeted at employees of the Company or its Subsidiaries or customers, clients or vendors of the Company or its Subsidiaries be considered a Prohibited Solicitation.

(f)                                    Remedies.  The Optionee specifically acknowledges and agrees that the remedy at law for any breach of this Section 4 will be inadequate and that the Company, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage or posting any bond whatsoever.  In the event that the provisions of this Section 4 should ever be deemed to exceed the limitation provided by applicable law, then the Optionee and the Company agree that such provisions shall be reformed to set forth the maximum limitations permitted.

5.                                       Corporate Transaction.  The provisions of Section 10 of the Plan shall apply to this Option in the event of a Corporate Transaction.

6.                                       Miscellaneous.

(a)                                  Notices.  Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to Optionee’s address appearing on the books of the Company or to Optionee’s residence or to such other address as may be designated in writing by the Optionee.

(b)                                 No Right to Continued Employment.  Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or its Affiliates shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Optionee at any time for any reason whatsoever.

(c)                                  Bound by Plan.  By signing this Agreement, the Optionee acknowledges that Optionee has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d)                                 Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.

(e)                                  Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

(f)                                    Modifications.  No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

(g)                                 Entire Agreement.  This Agreement and the Plan contain the agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h)                                 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(i)                                     This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, all amendments and supplements hereto and the transactions contemplated hereby, and all actions or proceedings arising out of or relating to this Agreement, of any nature whatsoever, shall be construed in accordance with and governed by the domestic substantive laws of the State of Delaware without giving effect to any choice of law or conflicts of law provision or rule that might otherwise cause the application of the domestic substantive laws of any other jurisdiction.

The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in which case, any state or federal court located within the State of Delaware) in connection with any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum or lack of personal jurisdiction in respect of such dispute.  Each of the parties hereto agrees that a judgment rendered in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(ii)                                  Each party hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury in respect of any legal proceeding directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby.  Each party hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6(h).

(i)                                     Specific Performance.  Each of the parties agrees that any breach of the terms of this Agreement will result in irreparable injury and damage to the other parties, for which there is no adequate remedy at law.  Each of the parties therefore agrees that in the event of a breach or any threat of breach, the other parties shall be entitled to an immediate injunction and restraining order to prevent such breach, threatened breach or continued breach, and/or compelling specific performance of the Agreement, without having to prove the inadequacy of money damages as a remedy or balancing the equities between the parties.  Such remedies shall be in addition to any other remedies (including monetary damages) to which the other parties may be entitled at law or in equity.  Each party hereby waives any requirement for the securing or posting of any bond in connection with any such equitable remedy.

(j)                                     Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(k)                                  Counterparts.  This Agreement may be executed by .pdf or facsimile signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

INTERLINE BRANDS, INC.

By:
Name:
Title:

Agreed and acknowledged as of the Date of Grant:

[Optionee]

Date of Grant:

Option Price:

Number of Shares
Subject to the Option: